Exhibit 10.14

THE ISSUANCE OF THE SECURITIES EVIDENCED HEREBY HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW.  THE SECURITIES WERE ISSUED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE ACT.  THE SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED UNLESS SUCH OFFERS, SALES, AND TRANSFERS ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS, OR ARE MADE IN ACCORDANCE WITH REGULATION S PROMULGATED UNDER THE ACT.  FURTHERMORE, HEDGING TRANSACTIONS INVOLVING THE SECURITIES  MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

$4,500,000.00	Bothell, Washington
January 11, 2008
(as amended October
20, 2008)

BIOLIFE SOLUTIONS, INC.

SECURED CONVERTIBLE MULTI-DRAW TERM LOAN NOTE

BioLife Solutions, Inc., a Delaware corporation (the “Maker”), for value received, hereby promises to pay to Thomas Girschweiler (the “Holder”), the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) or such lesser amount as shall equal the aggregate unpaid principal amount of Advances made to the Company by the Holder under the Secured Convertible Multi-Draw Term Loan Facility Agreement (as defined below), together with interest on the unpaid amount thereof from the date hereof until paid or converted in accordance with the terms hereof.

1.

Secured Convertible Multi-Draw Term Loan Note (“Note”).

1.1

Interest Rate.  The rate of interest hereunder (“Interest Rate”) shall equal seven percent (7%) per annum and shall be computed on the basis of a 365 day year for the actual number of days elapsed; provided that in no event shall the interest rate be less than the minimum rate of interest required in order to avoid the imputation of interest for federal income tax purposes.

1.2

Payment.  Subject to the provisions of Section 2 hereof regarding the payment of this note upon the occurrence of an Acquisition (as defined therein) and  Section 4 hereof regarding the conversion of this Note upon a Financing (as defined therein), the Advances plus all accrued interest thereon shall become due and payable in one lump sum on the earlier of

(a) January 11, 2010 (the “Due Date”) or (b) an Event of Default (as defined below).  The Maker may at any time prepay in whole or in part the principal and interest accrued under this Note.  Any payment will be applied first to the payment of any and all accrued and unpaid interest through the payment date and second to the payment of principal remaining due hereunder.  Payment shall be made at the offices or residence of the Holder, or at such other place as the Holder shall have designated to the Maker in writing, in lawful money of the United States of America.

1.3

Secured  Convertible Multi-Draw Term Loan Facility Agreement.  This Note is one of the Secured Convertible Multi-Draw Term Notes issued pursuant to a Secured Convertible Multi-Draw Term Loan Facility Agreement, dated as of the 11th day of January, 2008 and as amended as of the 20th day of October, 2008, by and between Maker, Holder and Walter Villiger (the “Agreement”) and is subject and entitled to the terms, conditions, covenants, protections, benefits and agreements contained therein and the Security Agreement referenced to therein.  Reference is hereby made to the Agreement for a statement of all of the terms and conditions under which the Advances evidenced hereby are to be made and are to be repaid.  Any capitalized terms not otherwise defined herein shall have the meaning ascribe ed to such terms in the Agreement.

2

Acquisition.   In the event the Maker is to be acquired, whether by means of a merger, sale of all or substantially all of the assets of the Maker, sale of securities representing more than fifty percent (50%) of the equity interests in Maker, or otherwise, prior to the Due Date (an “Acquisition”), then the Issue Price plus all accrued but previously unpaid interest thereon shall become due and payable in one lump sum immediately upon the closing of such Acquisition.

3.

Events of Default.  The Advances and accrued interest on this Note shall, at the option of the Holder, become due and payable, subject to applicable law, upon the happening of any one of the following specified events:

(a)

a decree or order of a court having jurisdiction is entered adjudging the Maker a bankrupt or insolvent, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Maker, or appointing a receiver of the Maker or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, unless the Maker actively and diligently contests in good faith such decree or order and has such decree or order stayed on or before 60 days after the issue of such decree or order by a court;

(b)

an order is made or a resolution is passed for the winding-up or liquidation of the Maker, or the Maker institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, or consents to the filing of any such petition or to the appointment of a receiver of the Maker or any substantial part of its property, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due, or takes corporate action in furtherance of any of the aforesaid purposes;

(c)

the Maker defaults in observing or performing any material covenant or condition of this Note or the Secured Convertible Multi-Draw Term Loan Facility Agreement on its part to be observed or performed, and such default continues for a period of fifteen (15) days after notice in writing has been given to the Maker by the Holder specifying such default and requiring the Maker to rectify the same;

(d)

an encumbrancer takes possession of all or substantially all of the property of the Maker, or any process of execution is levied or enforced upon or against all or substantially all of the property of the Maker and remains unsatisfied for such period as would permit any such property to be sold thereunder, unless the Maker actively and diligently contests in good faith such process, but in that event the Maker shall, if the Holder so requires, give security which, in the discretion of the holder, is sufficient to pay in full the amount thereby claimed in case the claim is held to be valid.

4.

Conversion.

4.1

Conversion.   If this Note is outstanding at the time of any bona fide equity financing of the Maker of at least Two Million Dollars ($2,000,000), excluding conversion of this Note or any other notes issued by Maker to Holder (a “Financing”), then, concurrently with the consummation of the Financing, Holder shall have the right (but not the obligation) (“Conversion Right”) to convert this Note, plus all accrued and unpaid interest thereon (the “Conversion Amount”) into that number of fully paid and non-assessable shares or units of the equity security(ies) of the Maker sold in the Financing (the “New Equity Securities”) as is equal to the Conversion Amount divided by 85% of the per share or per unit purchase price of the New Equity Securities.  The date of the consummation of the Financing is hereinafter referred to as the “Closing Conversion Date”).

4.2

Conversion Procedure.

(a)

The Maker shall provide the Holder written notice of the Financing at least fifteen (15) days prior to the Closing Date.

(b)

In order to exercise the Conversion Right, Holder shall provide the Maker at least five (5) days prior to the Closing Date written notice that the Holder elects to convert the Note on the Closing Date.

4.3

Termination of Rights Upon Conversion.  Upon the Closing Date, subject to the completion of the Financing, the Holder of this Note shall have no further rights under this Note, whether or not this Note is surrendered.

4.4

Fractional Shares. No fractional shares or units of New Equity Securities of the Maker will be issued in connection with any conversion hereunder but rather any such fractional shares or units shall be rounded up to the nearest whole share or unit.

4.5

Delivery of Stock Certificates.  As promptly as practicable after the Closing Date, (a) the Maker shall give notice to the Holder of the conversion of this Note into the New Equity Securities, (b) the Holder shall return this Note to the Maker, and (c) the Maker, at its expense, shall issue and deliver to the Holder of this Note a certificate or certificates evidencing the number of full New Equity Securities issuable to the Holder upon such conversion.

5.

Miscellaneous.

5.1

Transfer of Note.  This Note shall not be transferable or assignable in any manner and no interest shall be pledged or otherwise encumbered by the Holder without the consent of the Maker, which consent shall not be unreasonably withheld.

5.2

Titles and Subtitles.  The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

5.3

Attorneys’ Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

5.4

Amendments and Waivers.  This Note may be amended and the observance of any other term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Maker and the Holder.  The Maker waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor.  No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right under this Note.

5.5

Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.6

Governing Law.  This Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

5.7

Counterparts. This Note may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Executed as of the date first written above.

MAKER:
BIOLIFE SOLUTIONS, INC.
a Delaware corporation

By:	/s/Michael Rice
Title:	CEO, President
Name:	Michael Rice
Address:	3303 Monte Villa Parkway
Suite 310
Bothell, WA 98021

HOLDER:

/s/Thomas Girschweiler
Thomas Girschweiler

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